Exhibit 10.11

EMPLOYMENT AGREEMENT

THIS AGREEMENT made as of the 7th day of March 2018.

BETWEEN:

UNIVERSAL MCLOUD CORP.

(the “Employer”)

-and-

BARRY PO

(the “Employee”)

WHEREAS the Employer and the Employee have agreed that, effective on the date hereof, the Employee will become employed by the Employer.

NOW THEREFORE in consideration of the mutual covenants and promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the Employer and the Employee, the parties hereby covenant and agree as follows:

ARTICLE I – DEFINITIONS AND INTERPRETATION

1.1 Definitions. For the purposes of this Agreement, the following words and phrases shall have the following meanings:

(a)	“Affiliate” has the same meaning as given to such word in the Securities Act (Ontario).

(b)	“Benefits” means those benefits, perquisites and allowances as described in Section 3.2, but only to the extent that the Employee is participating in them as at the Date of Termination.

(c)	“Board” means the board of directors of the Employer.

(d)

“Business” means the business of the Employer, being the provision of asset care solutions, and any other line of business actively carried on by the Employer or by any of its Affiliates or, to the knowledge of the Employee, in the active contemplation of the Employer or any of its Affiliates and reflected in a written business or strategic plan as at the Date of Termination.

(e)

“Confidential Information” means information disclosed or accessible to the Employee or acquired by the Employee as a result of his employment with the Employer and which is not in the public domain or otherwise required to be disclosed by applicable law and includes, but is not limited to, information relating to the Employer’s or any of its Affiliates’ current, future or proposed products/services or development of new or improved products/services, marketing strategies, sales or business plans, the names and information about the Employer’s or any of its Affiliates’ past, present and prospective customers and clients, technical data, records, reports, presentation materials, interpretations, forecasts, test results, formulae, projects, research data, personnel data, budgets, unpublished financial statements or other financial information, Innovations (as hereinafter defined), personal information relating to any employees, officers or directors, and any other information known by the Employee to have been received by the Employer from third parties pursuant to an obligation of confidentiality. For purposes of this definition, the word “Affiliates” shall include any officer, director or shareholder of an Affiliate of the Employer.

(f)

“Date of Termination” means the date of cessation of the Employee’s employment with the Employer, regardless of the reason therefor and without regard to any notice of termination, pay in lieu of notice of termination, severance, or other damages paid or payable to the Employee, whether pursuant to this Agreement or at law.

(g)	“ESA” means the Employment Standards Act (British Columbia) or such other employment/labour standards legislation as may be applicable to the Employee’s employment with the Employer.

(h)

“Incapacity to Work” means any incapacity or inability by the Employee, including any physical or mental incapacity, disease or affliction of the Employee as determined by the Employer, acting reasonably and in good faith, which has prevented or which will likely prevent the Employee from performing the essential duties of his position (taking into account such accommodation as may be required by applicable law).

(i)

“Innovations” means any of the following: inventions, processes and improvements (whether or not protectable under patent laws); techniques, ideas, concepts and programs; works of authorship and information fixed in any tangible medium, including source code for software (whether or not protectable under copyright laws) and all moral rights therein; mask works or integrated circuit topography; trademarks, trade names, trade dress and trade secrets and know-how (whether or not protectable under trade secret laws); any subject matter protectable under patent, copyright, mask work, trademark, trade secret or other similar laws; and any derivative works, improvements, renewals, extensions or continuations relating to any Innovation.

(j)

“Just Cause” means any conduct by the Employee which would constitute just cause for dismissal as recognized by law and shall, for greater certainty, include (i) a refusal or a wilful failure by the Employee to comply with a lawful directive from the Board that is not cured within thirty (30) days’ written notice to the Employee from the Employer of any such default, and (ii) a breach by the Employee of any provision of Articles V or VI of this Agreement.

(k)

“Person” means an individual, corporation, body corporate, partnership, joint venture, association, syndicate, trust or unincorporated organization and any trustee, executor, administrator or other legal representative.

(l)	“Restricted Period” means the period during which the Employee is employed by the Employer together with the eighteen (18) month period following the Date of Termination.

ARTICLE II – EMPLOYMENT: POSITION AND DUTIES

2.1 Position and Term. Subject to the terms and conditions set out in this Agreement, the Employer hereby agrees to employ the Employee, and the Employee hereby agrees to serve the Employer, in the position of Vice President of Artificial Intelligence Solutions, together with such other positions, offices or directorships of the Employer or its Affiliates as may be assigned to the Employee by the Employer. The term of the Employee’s employment shall commence on the date hereof and shall be for an indefinite duration, subject to early termination in accordance with the terms of this Agreement. The Employee will provide his services from the Employer’s office in the City of Vancouver, subject to such regular travel as may be required for the performance of his duties and responsibilities.

2.2 Full-Time. The Employee’s position with the Employer (including, if applicable, with its Affiliates) is intended to be full-time. Throughout the duration of his employment, the Employee shall devote his full working time and attention on an exclusive basis to the business and affairs of the Employer, acting in the best interests of the Employer at all times. The Employee shall not accept nor hold any position as an officer, director, employee, consultant, or any like position for or on behalf of any Person without the prior written approval of the Employer, which approval may be withheld in the Employer’s sole discretion.

2.3 Duties; Reporting. The Employee shall report to and be subject to the general direction of Tino Lanza, the Chief Growth Officer of the Employer (the “CGO”), performing such duties and responsibilities consistent with his position as may be assigned to him. The Employee shall perform all duties in accordance with the instructions of the CGO (or as otherwise may be designated by the CGO), and all of the Employer’s policies and codes of conduct, rules and regulations in effect from time to time. The Employer retains full authority to change the Employee’s duties and responsibilities and reporting relationships and to assign new duties and responsibilities provided that such changes do not result in a material diminution of the scope or dignity of the Employee’s overall duties and responsibilities.

2.4 Employee’s Covenant. The Employee represents and warrants to the Employer that: (i) he is free to enter into this Agreement and that he is not subject to any obligation or restriction (whether under contract, statute, at common law or otherwise) which would prevent or interfere with the performance of all of his obligations hereunder (including, without limitation, any non-competition obligation or restriction or any fiduciary duty to any current or former employer or any Person for or of which the Employee is or at any time was a director, officer or security holder); and (ii) the execution and delivery of this Agreement by the Employee, the acceptance by the Employee of employment with the Employer, and the performance by the Employee of all of his obligations hereunder will not give rise to any claim or right (whether under contract, statute, at common law or otherwise) on the part or in favour of any Person (i) against the Employee or the Employer (or any of its Affiliates), or (ii) to any ownership interest in any intellectual property or other assets or property of the Employer or any of its Affiliates, including any Innovations which the Employee, solely or jointly with others conceives, reduces to practice, creates, derives, develops or makes in the course of or related to the Employee’s employment with the Employer.

ARTICLE III – COMPENSATION AND BENEFITS

3.1 Base Salary. During the Employee’s active employment with the Employer, the Employer shall pay to the Employee a base salary of CDN$150,000 annually, such payments to be made in such instalments and at such times and in the same manner as the Employer pays its other employees.

3.2 Benefits. During the Employee’s employment with the Employer, but subject in all cases to eligibility and compliance with any waiting periods, the Employee shall be entitled to participate in all group insurance/benefit plans and policies provided to similarly situated employees of the Employer. The Employee’s entitlements, if any, are subject to and shall be governed by the terms and conditions of all applicable plans and polices.

3.3 Vacation. The Employee shall be entitled to 20 days’ paid vacation per calendar year, such vacation to extend for such periods and to be taken at such intervals as shall be appropriate and consistent with the proper performance of the Employee’s duties and as agreed upon between the Employee and the Employer. Accumulated vacation time or pay may not be carried forward except in accordance with the Employer’s policies or with the Employer’s prior written approval.

3.4 Participation in Incentive Plans. The Employee will be entitled to participate in the equity incentive plan of the Employer, as the same may be amended from time to time, and in any other bonus or incentive plan established by the Board for the benefit of employees of the Employer and its Affiliates, unless otherwise determined by the Board. The Employee’s rights and obligations as the holder of any stock options (or any other equity interest in the Employer) shall be governed by the terms of the agreement or other document governing the terms of the applicable plan.

3.5 No Other Benefits/Aggregate Compensation. The Employee is not entitled to any other payment, benefit, perquisite, allowance or entitlement other than as specifically set out in this Agreement. For greater certainty, the compensation and benefits set out in this Agreement (including any payments or benefits which may be owing to the Employee pursuant to Article IV) represent the aggregate of all compensation and benefits to which the Employee is entitled from the Employer or any of its Affiliates, including for any services as an employee, officer or director. In the discretion of the Employer, payment of such compensation or benefits may be provided to the Employee by the Employer or by any of its Affiliates.

3.6 Withholding. All amounts paid or payable and all benefits, perquisites, allowances or entitlements provided to the Employee under this Agreement are subject to applicable taxes and withholdings; for greater certainty, to the extent required by law, the benefits, perquisites and allowances provided for in this Agreement and all payments referred to in Article IV shall be deemed to be taxable benefits. Accordingly, the Employer shall be entitled to deduct and withhold from any amount payable to the Employee hereunder such sums that the Employer is required to withhold pursuant to any federal, provincial, state, local or foreign withholding or other applicable taxes or levies. Notwithstanding the foregoing, the Employee acknowledges and agrees that he is solely responsible for all tax liability arising from the Employee’s receipt of any payments, benefits, perquisites, allowances or entitlements as set out in this Agreement.

ARTICLE IV – TERMINATION OF EMPLOYMENT

4.1 Early Termination. Notwithstanding any other provision in this Agreement, the Employee’s employment is subject to early termination at any time prior as follows:

(a)	Death. This Agreement and the Employee’s employment shall automatically terminate upon the death of the Employee.

(b)

Incapacity to Work. In the event of an Incapacity to Work, the Employer shall be entitled to terminate this Agreement and the Employee’s employment upon thirty (30) days’ written notice to the Employee. In any event, the Employer shall be entitled to fill the Employee’s position(s) on an interim or permanent basis acting in the best interests of the Employer in the event of an Incapacity to Work.

(c)	Just Cause. The Employer may terminate this Agreement and the Employee’s employment at any time forthwith for any Just Cause.

(d)

Resignation. The Employee may terminate this Agreement and his employment at any time by providing written notice to the Employer specifying the effective Date of Termination, such date being not less than thirty (30) days after the date of the notice.

The Employer may elect to deem any date prior to the date specified in the notice as the Date of Termination.

(e)

Without Just Cause. The Employer may terminate this Agreement and the Employee’s employment without Just Cause at any time by providing written notice to the Employee specifying the effective Date of Termination (which may be forthwith). In such event, the Employer shall provide and the Employee shall be entitled to receive the payments, benefits and entitlements set out in Section 4.4.

4.2 Termination by Reason of Death or Incapacity to Work. If this Agreement and the Employee’s employment is terminated pursuant to either Section 4.1(a) or Section 4.1(b), then the Employer shall, to the extent not already paid, pay to the Employee an amount equal to the base salary and vacation pay earned by and payable to the Employee up to the Date of Termination and the Employee shall have no entitlement to any further notice of termination, payment in lieu of notice of termination, severance, or any damages whatsoever other than the minimum requirements pursuant to the ESA. The Employee’s entitlement to and participation in the Benefits and in all other benefits, perquisites, allowances or other entitlements whatsoever shall terminate automatically and immediately upon the Date of Termination (except for any insurance benefits to which the Employee or his assigns may be entitled as a result of his death or disability, which insurance benefits shall be in accordance with the then applicable policies and plans). The Employee’s participation in and eligibility for all bonus or incentive plans or other equity or profit participation plans shall terminate immediately upon the Date of Termination and the Employee shall not be entitled to any additional bonus or incentive award, pro rata or otherwise, except as may have been earned and owing up to the Date of Termination.

4.3 Termination for Just Cause or Resignation. If this Agreement and the Employee’s employment is terminated pursuant to Section 4.1(c) or in the event of a resignation by the Employee pursuant to Section 4.1(d), then the Employer shall pay to the Employee an amount equal to the base salary and vacation pay earned by and payable to the Employee up to the Date of Termination and the Employee shall have no entitlement to any further notice of termination, payment in lieu of notice of termination, severance, or any damages whatsoever. The Employee’s entitlement to and participation in the Benefits and in all other benefits, perquisites, allowances or other entitlements whatsoever shall terminate automatically and immediately upon the Date of Termination. The Employee’s participation in and eligibility for all bonus or incentive plans or other equity or profit participation plans shall terminate immediately upon the Date of Termination and the Employee shall not be entitled to any additional bonus or incentive award, pro rata or otherwise, except as may have been earned and owing up to the Date of Termination.

4.4 Termination without Just Cause. If the Employee’s employment is terminated without Just Cause, the following provisions shall apply:

(a)	the Employer shall pay to the Employee an amount equal to the base salary and vacation pay earned and payable to him up to the Date of Termination;

(b)

as severance, the Employer shall pay to the Employee 12 weeks base salary, which amounts shall, unless otherwise agreed between the parties or as otherwise required pursuant to the minimum provisions of the ESA, be paid on a regular payroll basis in equal instalments;

(c)

to the extent that the Employer may do so legally and in compliance with its plans and policies in existence from time to time on commercially reasonable terms, the Employer shall continue the Benefits until the date that is 12 weeks from the Date of Termination. Notwithstanding the foregoing, if the Employer cannot continue any particular Benefit pursuant to the terms of the relevant plan or policy (for greater certainty, there will be no disability insurance following the Date of Termination) on commercially reasonable terms or at all, then the Employer’s obligations in relation to that particular Benefit shall be limited to the minimum requirements pursuant to the ESA; and

(d)

the Employee’s participation in and eligibility for all bonus or incentive plans or other equity or profit participation plans shall terminate immediately upon the Date of Termination and the Employee shall not be entitled to any additional bonus or incentive award, pro rata or otherwise, except as may have been earned and owing up to the Date of Termination, and any options to purchase any securities of the Employer then held by the Employee shall be dealt with and governed by the terms of the plan governing such options.

4.5 Mitigation. To the extent that the Employee substantially replaces any Benefit(s) following the Date of Termination, the Employee shall advise the Employer forthwith and the Employer shall, effective as of the replacement date, no longer be required to continue any Benefit(s) which has been so replaced by the Employee.

4.6 Minimum Standards. To the extent that the ESA requires any notice of termination, termination pay or severance pay greater than the notice, termination pay and severance pay provided for in this Agreement, then such minimum employment/labour standards legislation shall be deemed to be incorporated into this Agreement and shall prevail to the extent greater.

4.7 Release. The parties agree that the provisions of this Article IV are fair and reasonable and that the payments, benefits and entitlements referred to in this Article IV are reasonable estimates of the damages which will be suffered by the Employee in the event of the termination of this Agreement and of his employment with the Employer and shall not be construed as a penalty. The Employee acknowledges and agrees that the payments pursuant to this Article IV shall be in full satisfaction of all terms of termination of his employment, including termination pay and severance pay pursuant to the ESA. Except as otherwise provided in this Article IV, the Employee shall not be entitled to any further notice of termination, payment in lieu of notice of termination, severance, damages, or any additional compensation whatsoever. As a condition precedent to any payment pursuant to Section 4.4 (other than the minimum termination pay and severance pay as may be required pursuant to the ESA), the Employee agrees to deliver a full and final release from all actions or claims in connection with the termination of this Agreement or of his employment in favour of the Employer, its Affiliates, and all of their respective officers, directors, partners, trustees, shareholders, employees, attorneys, insurers and agents.

4.8 Resignation as Director and Officer. The Employee covenants and agrees that, upon any termination of this Agreement and of his employment, howsoever caused, he shall forthwith tender his resignation from all offices, directorships and trusteeships then held by the Employee at the Employer or any of its Affiliates, such resignation to be effective upon the Date of Termination. If the Employee fails to resign as set out above, the Employee will be deemed to have resigned from all such offices, directorships and trusteeships and the Employer is hereby authorized by the Employee to appoint any person in the Employee’s name and on the Employee’s behalf to sign any documents or do anything necessary or required to give effect to such resignation.

4.9 Return of Property. All equipment, keys, pass cards, credit cards, software, material, written correspondence, memoranda, communication, reports, or other documents or property pertaining to the business of the Employer used or produced by the Employee in connection with his employment, or in his possession or under his control, shall at all times remain the property of the Employer. The Employee shall return all property of the Employer in his possession or under his control in good condition forthwith upon any request by the Employer or upon any of the termination of this Agreement or of the Employee’s employment (regardless of the reason for such termination).

ARTICLE V – CONFIDENTIALITY AND PROPRIETARY RIGHTS

5.1 Protection of Confidential Information. While employed by the Employer and following the termination of this Agreement and the Employee’s employment (regardless of the reason for any termination), the Employee shall not, directly or indirectly, in any way use or disclose to any person any Confidential Information except as provided for herein. The Employee agrees and acknowledges that the Confidential Information of the Employer is the exclusive property of the Employer to be used exclusively by the Employee to perform the Employee’s duties and fulfil his obligations to the Employer and not for any other reason or purpose. Therefore, the Employee agrees to hold all such Confidential Information in trust for the Employer, not to misuse such information, and to protect such Confidential Information from any misuse, misappropriation, harm or interference by others in any manner whatsoever. The Employee agrees to protect the Confidential Information regardless of whether the information was disclosed in verbal, written, electronic, digital, visual or other form, and the Employee hereby agrees to give notice immediately to the Employer of any unauthorized use or disclosure of Confidential Information of which he becomes aware. The Employee further agrees to assist the Employer in remedying any such unauthorized use or disclosure of Confidential Information.

5.2 Innovations. The Employee understands, acknowledges, and agrees that all Innovations which the Employee, solely or jointly with others, conceives, reduces to practice, creates, derives, develops or makes in the course of or related to the Employee’s employment with the Employer shall belong solely to the Employer and all such Innovations which constitute works of authorship shall be “works made in the course of employment”. The Employee shall promptly disclose to the Employer in writing any and all Innovations, conceived, reduced to practice, created, derived, developed or made in the course of or otherwise in connection with the Employee’s employment with the Employer, whether alone or with others, and whether during regular working hours or through the use of facilities and properties of the Employer or otherwise which may in any way relate to the business of the Employer.

5.3 Assignment of Innovations. The Employee hereby assigns and agrees to assign to the Employer or such other party as the Employer may designate all of the Employee’s right, title, and interest (including but not limited to patent rights and copyrights) in and to all Innovations which the Employee, solely or jointly with others, conceives, reduces to practice, creates, derives, develops or makes in the course of or related to the Employee’s employment, and all related patents, patent applications, copyright and copyright applications, and does hereby waive all moral rights, if any, that the Employee may have therein in favour of the Employer or such other party as the Employer may designate and, at the Employer’s request, the Employee agrees to provide whatever assistance the Employer (or such other party, as the case may be) may require to register, record, perfect, or otherwise secure the Employer’s (or such other party’s, as the case may be) rights in the Innovations. The Employee hereby irrevocably appoints and designates the Employer and its duly authorized officers and agents as his agents and attorneys-in-fact to act for and in the Employee’s behalf and instead of the Employee, to execute such documents and to take such actions as the Employer believes are necessary to effect the foregoing assignment.

ARTICLE VI – RESTRICTIVE COVENANTS

6.1 Non-Competition. The Employee covenants that he will not, without the prior written consent of the Employer, at any time during the Restricted Period, directly or indirectly, either individually or in partnership, jointly or in conjunction with any other person, firm, association, syndicate, company, or corporation or other entity, whether as agent, shareholder, employee, consultant, or in any manner whatsoever, anywhere within Canada and the United States of America, engage in, be employed by, manage, render services or advice to or carry on in any way, in whole or in part any business which is the same or substantially similar to the Business.

6.2 Non-Solicitation. The Employee covenants that he will not, without the prior written consent of the Employer, at any time during the Restricted Period, directly or indirectly, either individually or in partnership, jointly or in conjunction with any other person, firm, association, syndicate, company, or corporation or other entity, whether as agent, shareholder, employee, consultant, or in any manner whatsoever:

(a)

solicit or entice away, or endeavour to solicit or entice away from the Employer, employ, or otherwise engage (as an employee, independent contractor or otherwise) any person who is employed or engaged by the Employer as at the Date of Termination or who was so employed or engaged within the six (6) month period preceding such date);

(b)

for any purpose competitive with the Business, canvass, solicit or approach for orders, or cause to be canvassed or solicited or approached for orders, or accept any business or patronage from any person or entity who is or which is a customer, client, supplier, investee, licensee or business relation of the Employer as at the Date of Termination or within the six (6) month period preceding such date; or

(c)	induce or attempt to induce any customer, client, supplier, investee, licensee or business relationship of the Employer to cease doing business with the Employer.

6.3 Corporate Opportunities. Any business opportunities related in any way to the Business which become known to the Employee during the Employee’s employment shall be fully disclosed and made available to the Employer and shall not be appropriated by Employee under any circumstance without the prior written consent of the Employer.

6.4 Non-Disparagement. The Employee agrees that he will not, at any time, during or after the cessation of his employment with the Employer (howsoever caused), make any statements or comments publicly (including to any current or former employee or business relation of the Employer or any of its Affiliates or to or likely to come to the attention of any media) any statements or comments of a negative nature or that could reasonably be considered negative of or concerning the Employer or its Affiliates, their boards of directors, or any of their officers or employees.

ARTICLE VII – REMEDIES

7.1 Remedy. The Employee acknowledges and agrees that he is employed in a fiduciary capacity, with obligations of trust and loyalty owed by the Employee to the Employer. Accordingly, the Employee agrees that the restrictions in Article V and Article VI are reasonable in the circumstances of the Employee’s employment and that the business and affairs of the Employer cannot be properly protected from the adverse consequences of the actions of the Employee other than by the restrictions set forth in this Agreement. If any of the restrictions are determined to be unenforceable as going beyond what is reasonable in the circumstances for the protection of the interests of the Employer but would be valid, for example, if the scope of their time periods or geographic areas were limited, the parties consent to the court making such modifications as may be required and such restrictions shall apply with such modifications as may be necessary to make them valid and effective.

7.2 Injunctions, Etc. The Employee acknowledges and agrees that in the event of a breach of the covenants, provisions and restrictions in Article V or Article VI by the Employee, the Employer’s remedy in the form of monetary damages will be inadequate. Therefore, the Employer shall be and is hereby authorized and entitled, in addition to all other rights and remedies available to it (which shall not be limited by the provisions of this Article VII), to apply to a court of competent jurisdiction for interim and permanent injunctive relief and an accounting of all profits and benefits arising out of such breach.

7.3 Survival. Each and every provision of Article I, Article V, Article VI and Article VII shall survive the termination of this Agreement and of the Employee’s employment regardless of the reason for such termination.

ARTICLE VIII – GENERAL CONTRACT TERMS

8.1 Currency. All amounts payable pursuant to this Agreement are expressed in and shall be paid in Canadian currency.

8.2 Rights and Waivers. All rights and remedies of the parties are separate and cumulative, and none of them, whether exercised or not, shall be deemed to be to the exclusion of any other rights or remedies or shall be deemed to limit or prejudice any other legal or equitable rights or remedies which either of the parties may have. Any purported waiver of any default, breach or non-compliance under this Agreement is not effective unless in writing and signed by the party to be bound by the waiver. No waiver shall be inferred from or implied by any failure to act or delay in acting by a party in respect of any default, breach or non-observance or by anything done or omitted to be done by the other party. The waiver by a party of any default, breach or non-compliance under this Agreement shall not operate as a waiver of that party’s rights under this Agreement in respect of any continuing or subsequent default, breach or non-observance (whether of the same or any other nature).

8.3 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability and shall be severed from the balance of this Agreement, all without affecting the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

8.4 Time of Essence. Time shall be of the essence of this Agreement in all respects.

8.5 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding on, the parties and their respective heirs, administrators, executors, successors and permitted assigns. The Employer shall have the right to assign this Agreement to any of its Affiliates or to any successor (whether direct or indirect, by purchase, amalgamation, arrangement, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Employer provided that such entity assumes all obligations hereunder; the Employee shall not be entitled to any payment or other consideration or to any advance notice of any such assignment. The Employee expressly consents to such assignment and, provided that such successor agrees to assume and be bound by the terms and conditions of this Agreement, all references to the Employer hereunder shall include its successor. The Employee shall not assign or transfer, whether absolutely, by way of security or otherwise, all or any part of the Employee’s rights or obligations under this Agreement without the prior consent of the Employer, which may be arbitrarily withheld.

8.6 Amendment. No amendment of this Agreement will be effective unless made in writing and signed by the parties.

8.7 Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written. There are no conditions, warranties, representations or other agreements between the parties in connection with the subject matter of this Agreement (whether oral or written, express or implied, statutory or otherwise) except as specifically set out in this Agreement.

8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable in that Province excluding any rule or principle of conflict of laws which might otherwise refer interpretation, construction, or the resolution of any dispute to the laws of another jurisdiction, and shall be treated, in all respects, as a British Columbia contract.

8.9 Headings. The division of this Agreement into Sections and the insertion of headings are for convenience or reference only and shall not affect the construction or interpretation of this Agreement.

8.10 Independent Legal Advice. The parties acknowledge that, prior to executing this Agreement, they have received independent legal advice and confirm that they fully understand this Agreement and that they are entering into this Agreement voluntarily.

8.11 Counterparts. This Agreement may be signed in one or more counterparts, each of which so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument. The transmission by facsimile of, or e-mail transmission of a portable document format (.pdf), copy of the execution page hereof reflecting the execution of this Agreement by any party shall be effective to evidence the party’s intention to be bound by this Agreement and that party’s agreement to the terms, provisions and conditions hereof, all without the necessity of having to produce an original copy of such execution page. Notwithstanding the date of execution or transmission of any counterpart, each counterpart shall be deemed to have the effective date first written above.

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IN WITNESS WHEREOF this Agreement has been signed this 7th day of March 2018 by the parties hereto.

UNIVERSAL MCLOUD CORP.

/s/ Costantino Lanza
Name: Costantino Lanza
Title: Chief Growth Officer

/s/ Barry Po
Witness:	BARRY PO